  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement
Owens Corning Purchase Agreement
On February 2, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), entered into a purchase and sale agreement (the "Owens Corning Purchase Agreement") with an unaffiliated third party for the purchase of the Owens Corning property (as defined below). On March 9, 2015, the Sponsor assigned its interest in the Owens Corning Purchase Agreement to a wholly-owned subsidiary of the Registrant's operating partnership, and the Registrant closed on the acquisition of the Owens Corning property, as described in Item 8.01 below. The information in this Item 1.01 description and Item 8.01 below is qualified in its entirety by the full Owens Corning Purchase Agreement, which is attached as Exhibit 10.1 hereto. See also the description of the Owens Corning lease in Item 8.01 below.
AOPC Purchase Agreement
On March 9, 2015, the Registrant, through a wholly-owned subsidiary of the Registrant's operating partnership, entered into a purchase and sale agreement (the "AOPC Purchase Agreement") with an unaffiliated third party for the purchase of the AOPC property (as defined below). The information in this Item 1.01 description is qualified in its entirety by the full AOPC Purchase Agreement, which is attached as Exhibit 10.4 hereto.
Pursuant to the terms and subject to the conditions set forth in the AOPC Purchase Agreement, the Registrant is expected to acquire that certain real property located at 5035 Ritter Road, Mechanicsburg, Pennsylvania, which contains a single-story, approximately 56,500 square foot office property leased in its entirety to the Administrative Office of Pennsylvania Courts (the "AOPC property"), for a purchase price of approximately $10.12 million, plus closing costs and acquisition fees and expenses. The Registrant expects this acquisition to close in the second quarter of 2015 and to fund such acquisition with a combination of debt and net proceeds from the Registrant's initial public offering.
Pursuant to the AOPC Purchase Agreement, the Registrant will be obligated to purchase the AOPC property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the AOPC property generally based upon:

•	the ability of the Registrant to raise sufficient proceeds in its public offering and to obtain sufficient amounts of debt or other equity capital on attractive terms to acquire the AOPC property;

•	satisfactory completion of due diligence on the AOPC property and the tenant of the AOPC property;

•	satisfaction of the conditions to the acquisition in accordance with the AOPC Purchase Agreement; and

•	no material adverse change relating to the AOPC property, the seller of the AOPC property, or certain economic conditions.
There can be no assurance that the acquisition of the AOPC property will be completed. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $400,000 in earnest money on the AOPC property.
Other properties may be identified in the future that the Registrant may acquire prior to or instead of the AOPC property. Due to the considerable conditions to the consummation of the acquisition of the AOPC property, the Registrant cannot make any assurances that the closing of the AOPC property is probable.
Item 7.01.    Regulation FD Disclosure
On March 12, 2015, the Registrant's Sponsor issued a press release on behalf of the Registrant, disclosing the acquisition of the Owens Corning property described above in Item 1.01 and below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events
On March 9, 2015, the Registrant acquired a single story Class A industrial property consisting of approximately 61,200 net rentable square feet located in Concord, North Carolina (the "Owens Corning property"). The Owens Corning property is leased in its entirety to Owens Corning Sales, LLC, a wholly-owned subsidiary of Owens Corning, Inc. ("Owens Corning"). The purchase price for the Owens Corning property was approximately $5.5 million, plus closing costs. The purchase price and acquisition fees and expenses earned by and paid to the Registrant's advisor were funded with proceeds from the Registrant's public offering.
The Registrant's advisor earned and was paid $110,000 in acquisition fees, and is entitled to a reimbursement of $55,000 in acquisition expenses in connection with the acquisition of the Owens Corning property.
Owens Corning is a leading global producer of residential and commercial building materials, glass-fiber reinforcements, and engineered materials for composite systems, and has been on the Fortune 500 list of the largest companies in the United States for more than 50 consecutive years. Owens Corning has an investment grade credit rating of BBB- by Standard & Poor's.
The Owens Corning property is located in the Charlotte-Concord-Gastonia, NC-SC Metropolitan Statistical Area, which is the largest MSA in the Carolinas. The company has occupied the Owens Corning property since its completion in 2000, when the company consolidated operations from two nearby facilities into the property. The Owens Corning property is utilized by Owens Corning's Glass Metal Services business unit to manufacture items used across all segments of the company. For these reasons, along with the in-place infrastructure required for the specialized manufacturing process, the Registrant believes the Owens Corning property is a business essential facility to the company's overall operations.
The Owens Corning lease, as amended, is a triple-net lease with a remaining term of approximately 10 years upon the Registrant's acquisition, expiring in December 2024. The current annual base rent is approximately $352,000, with 2% rental increases on an annual basis each January. Under the Owens Corning lease, the tenant has two five-year renewal options at fair market value, and no termination option. The information related to the Owens Corning lease in this Item 8.01 description is qualified in its entirety by the full Owens Corning lease and Second Amendment to Owens Corning lease, which are attached as Exhibits 10.2 and 10.3 hereto.
The implied initial capitalization rate for the Owens Corning property is approximately 6.42%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenant including base rental revenue, parking revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
The tenant will be responsible for managing the Owens Corning property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1% of the gross monthly revenues collected from the Owens Corning property.
Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits.
10.1    Owens Corning Purchase Agreement dated February 2, 2015
10.2    Owens Corning Lease dated September 2, 1999
10.3    Second Amendment to Owens Corning Lease dated April 18, 2014
10.4    AOPC Purchase Agreement dated March 9, 2015
99.1    Press Release dated March 12, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: March 12, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary